UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


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    (as permitted by Rule 14a-6(e)(2))
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                                 GTJ REIT, INC.
                (Name of Registrant as Specified In Its Charter)
            ---------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


                              Green Bus Lines, Inc.
                            Triboro Coach Corporation
                         Jamaica Central Railways, Inc.
                                444 Merrick Road
                               Lynbrook, NY 11563


                                                                  March 8, 2007


Dear Fellow Shareholder:

We have previously sent to you proxy material for the Special Meeting of Shareholders of Green Bus Lines, Inc., Triboro Coach Corporation and Jamaica Central Railways, Inc., to be held on March 26, 2007. The Bus Companies' Board of Directors has unanimously recommended that you vote FOR approving the mergers. Your vote is important! Since approval of the merger requires the affirmative vote of holders of at least two-thirds of the outstanding common stock of each Bus Company, your vote is extremely important, no matter how many or how few shares you may own.

If you hold shares in more than one of the Bus Companies you should vote each proxy card you receive. Please note that the voting trust agreement under which many shares have been voted in the past does not apply to this transaction. If you do not vote your shares, it will have the same effect as voting against the merger.

Please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

If you have any questions, please call InnisFree toll free at (877) 800-5187.

Thank you for your cooperation.

Very truly yours,


Jerome Cooper
Chairman of the Board of Directors and President


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                                IMPORTANT NOTE:

          You can vote your shares by telephone, or via the Internet. Please follow the easy instructions on the enclosed proxy card.

            If you have any quesitons, or need assistance in voting
                 your shares, please call our proxy solicitor,

                           INNISFREE M&A INCORPORATED
                         TOLL-FREE, at (877) 800-5187.
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